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                                                                Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of SciClone Pharmaceuticals of our report dated January 16, 1998 except for note 10 which date is April 2, 1998, included in the 1997 Annual Report to Stockholders of SciClone Pharmaceuticals.

Our audits also include the financial statement schedule of SciClone Pharmaceuticals listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-3 No. 33-60526 pertaining to Redeemable Warrants and shares of Common Stock issued on exercise thereof and the Registration Statements on Form S-8 No. 33-66832 pertaining to the 1991 Stock Plan, No. 33-52820 pertaining to the 1991 Stock Plan and 1992 Stock Plan, No. 33-80911 pertaining to the 1995 Equity Incentive Plan, 1995 Nonemployee Director Stock Option Plan, and No. 333-12169 pertaining to the Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc. of our report dated January 16, 1998, except for note 10 which date is April 2, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



Palo Alto, California
April 2, 1998